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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-199179

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	19,541,152	$8.95	$174,893,310.40	$20,270.13

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, or the Securities Act, based on the average of the high and low sales prices per share of common stock as reported on The New York Stock Exchange on August 1, 2017.

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 6, 2014)

19,541,152 Shares

DYNEGY INC.

COMMON STOCK

        The selling stockholders are offering 19,541,152 shares of common stock. We are not selling any shares of common stock under this prospectus. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "DYN." On August 4, 2017, the reported last sale price of our common stock on the New York Stock Exchange was $8.49 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement and the risks discussed in the documents incorporated by reference in this prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the SEC.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated August 7, 2017

S-i

GLOSSARY OF TERMS AND ABBREVIATIONS

        Unless otherwise indicated or the context otherwise requires, throughout this prospectus supplement, the terms "Dynegy," "the Company," "we," "us," "our" and "ours" refer to Dynegy Inc. and its direct and indirect subsidiaries. As used in this prospectus supplement, the terms contained herein have the meanings set forth below.

        Delta Transaction refers to the acquisition, completed on February 7, 2017, through our indirect wholly-owned subsidiary Atlas Power Finance, LLC, of the GSENA Thermal Assets from International Power S.A.

        GSENA refers to GDF SUEZ Energy North America, Inc.

        GSENA Thermal Assets refers to the carved-out assets of GSENA that we acquired on February 7, 2017 pursuant to the Delta Transaction.

        Further, as used in this prospectus supplement, the abbreviations contained herein have the meanings set forth below.

AES	AES Ohio Generation, LLC and The Dayton Power and Light Company
CAISO	The California Independent System Operator
ERCOT	Electric Reliability Council of Texas
FERC	Federal Energy Regulatory Commission
IPH	IPH, LLC
ISO	Independent System Operator
ISO-NE	Independent System Operator New England
MISO	Midcontinent Independent System Operator, Inc.
MW	Megawatts
NYISO	New York Independent System Operator
NY/NE	ISO-NE/NYISO
PJM	PJM Interconnection, LLC
PRIDE	Producing Results through Innovation by Dynegy Employees
RTO	Regional Transmission Organization

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus,

S-ii

as well as additional information incorporated herein and therein, as set forth under "Incorporation by Reference," before investing in our common stock.

        Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus supplement includes statements reflecting assumptions, expectations, projections, intentions, or beliefs about future events that are intended as "forward-looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements included or incorporated by reference in this prospectus supplement, other than statements of historical fact, that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect," and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

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  beliefs and assumptions about weather and general economic conditions;

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  beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in power market prices, if any;

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  beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale and retail power markets, including the anticipation of plant retirements and higher market pricing over the longer term;

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  sufficiency of, access to, and costs associated with coal, fuel oil and natural gas inventories and transportation thereof;

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  the effects of, or changes to the power and capacity procurement processes in the markets in which we operate;

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  expectations regarding, or impacts of, environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations that we are, or could become, subject to, which could increase our costs, result in an impairment of our assets, cause us to limit or terminate the operation of certain of our facilities, or otherwise have a negative financial effect;

S-iii

  •
  beliefs about the outcome of legal, administrative, legislative and regulatory matters, including any impacts from the change in administration to these matters;

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  projected operating or financial results, including anticipated cash flows from operations, revenues and profitability;

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  our focus on safety and our ability to operate our assets efficiently so as to capture revenue generating opportunities and operating margins;

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  our ability to mitigate forced outage risk, including managing risk associated with capacity performance in PJM and performance incentives in ISO-NE;

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  our ability to optimize our assets through targeted investment in cost effective technology enhancements;

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  the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility;

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  efforts to secure retail sales and the ability to grow the retail business;

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  efforts to identify opportunities to reduce congestion and improve busbar power prices;

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  ability to mitigate impacts associated with expiring reliability must run and/or capacity contracts;

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  expectations regarding our compliance with the Credit Agreement, including collateral demands, interest expense, any applicable financial ratios, and other payments;

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  expectations regarding performance standards and capital and maintenance expenditures;

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  the timing and anticipated benefits to be achieved through our company-wide improvement programs, including our PRIDE initiative;

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  expectations regarding strengthening the balance sheet, managing debt maturities and improving Dynegy's leverage profile;

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  expectations, timing and benefits of AES' interests in the Zimmer and Miami Fort facilities;

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  efforts to divest assets and the associated timing of such divestitures, and anticipated use of proceeds from such divestitures;

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  anticipated timing, outcome, and impact of expected retirements;

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  beliefs about the costs and scope of the ongoing demolition and site remediation efforts; and

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  expectations regarding the synergies, anticipated benefits and FERC mitigation efforts resulting from the Delta Transaction.

        Further information about the risks and uncertainties that may affect us is described in "Risk Factors." You should read that section carefully. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement. Many of these factors are beyond our ability to control or predict. Other than as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement, currently unknown facts or conditions or the occurrence of unanticipated events.

S-iv

SUMMARY

        This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, before making an investment decision.

Our Company

        Dynegy began operations in 1984 and became incorporated in the State of Delaware in 2007. We are a holding company and conduct substantially all of our business operations through our subsidiaries. Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet totaling approximately 28,000 MW of generating capacity. We report the results of our power generation business as six separate segments in our consolidated financial statements: (i) PJM, (ii) NY/NE, (iii) ERCOT, (iv) MISO (v) IPH and (vi) CAISO.

        We sell electric energy, capacity and ancillary services primarily on a wholesale basis from our power generation facilities. We also serve residential, municipal, commercial and industrial customers primarily in MISO and PJM through our Homefield Energy and Dynegy Energy Services retail businesses, through which we provide retail electricity to residential, commercial, industrial and municipal customers in Illinois, Ohio and Pennsylvania. Wholesale electricity customers will primarily contract for rights to capacity from generating units for reliability reasons and to meet regulatory requirements. Ancillary services support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time from hourly to multi-year transactions.

        We do business with a wide range of customers, including RTOs and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

Corporate Information

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus supplement and is not part of this prospectus supplement.

THE OFFERING

        The summary below contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Issuer	Dynegy Inc., a Delaware corporation
Common Stock Offered by the Selling Stockholders	19,541,152 shares
Common Stock Outstanding after this Offering	131,372,959 shares
Use of Proceeds

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. See "Use of Proceeds."

NYSE Trading Symbol	Our common stock is listed on the New York Stock Exchange under the symbol "DYN."
Risk Factors

See "Risk Factors" beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the common stock.

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement and the documents incorporated by reference herein, and, in particular, consider the risks, uncertainties and assumptions discussed under Item 1A., "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any subsequent updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus supplement. See the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

Risks Related to Ownership of Our Common Stock

The market price and trading volume of our shares of common stock may be volatile, which may make it difficult for you to resell your shares of common stock when you want or at prices you find attractive.

        The market price of our shares of common stock has fluctuated substantially and may continue to fluctuate in response to multiple factors, some of which are beyond our control, as described under "Special Note on Forward-Looking Statements" and documents incorporated herein by reference. The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. The price of our common stock that will prevail in the market after the sale of the shares of common stock by the selling stockholders may be higher or lower than the price you have paid.

Shares of our common stock are equity securities and are subordinated to our existing and future indebtedness and structurally subordinated to all the indebtedness claims against our subsidiaries.

        Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock will rank junior in right of payment to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in a bankruptcy, liquidation or similar proceeding. In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation, reorganization or otherwise, and thus your ability as a holder of shares of common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock structurally is subordinated to all existing and future liabilities and obligations of our subsidiaries.

Certain provisions of our corporate documents and certain rights of the holders of our mandatory convertible preferred stock could delay or prevent a change of control, even if that change would be beneficial to stockholders, or could have a material negative impact on our business.

        Certain provisions in our third amended and restated certificate of incorporation may have the effect of deterring transactions involving a change in control of us, including transactions in which stockholders might receive a premium for their shares.

        Our third amended and restated certificate of incorporation provides for the issuance of up to 20,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors (the "Board"). The authorization of preferred shares empowers the Board, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. If issued, the preferred stock could also dilute the holders of our common stock and could be used to discourage, delay or prevent a change of control of us.

        On October 14, 2014, pursuant to a registered public offering, four million shares of our mandatory convertible preferred stock ("Mandatory Convertible Preferred Stock") were sold at $100 per share. The Mandatory Convertible Preferred Stock include rights which could make it more difficult or more expensive for a third party to acquire us. Under certain circumstances, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock.

We do not currently anticipate paying cash dividends on our common stock in the foreseeable future.

        We have paid no cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our Board, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board.

USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

SELLING STOCKHOLDERS

        On February 7, 2017, we issued 13,711,152 shares of our common stock to Terawatt Holdings, LP, an affiliate of certain affiliated investment funds of Energy Capital Partners III, LLC ("Terawatt"), pursuant to a stock purchase agreement. The issuance of such shares of common stock to the selling stockholders qualified for exemption from registration under the Securities Act. We are registering the securities offered by this prospectus on behalf of the selling stockholders. References in this "Selling Stockholders" section to "selling stockholders" shall refer to the selling stockholders identified in the table below.

        The table below sets forth the name of the selling stockholders and the number of shares of common stock that may be offered pursuant to this prospectus. The table sets forth, to our knowledge, certain information about the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below that have been issued to them. Because the selling stockholders are not obligated to sell their securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities.

	Common Stock
	Number of shares beneficially owned and offered hereby(1)	Number of shares owned after completion of the offering(2)	Percent of shares beneficially owned after the offering
Terawatt Holdings, LP(3)	19,541,152	0	—

(1)
Shares shown in the table above include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. The calculation of this percentage assumes the acquisition by the selling stockholder of all shares that may be acquired upon exercise of warrants to purchase shares of common stock.

(2)
Assumes the sale of all shares of common stock that the selling stockholders may beneficially own.

(3)
The address for Terawatt Holdings, LP is c/o Energy Capital Partners III, LLC, 51 John F. Kennedy Parkway, Suite 200, Short Hills, NJ 07078. Terawatt Holdings, LP is the record holder of the shares shown in the table above. Energy Capital Partners III, LLC ("ECP GP") is the general partner of Energy Capital Partners GP III, LP ("ECP Fund GP"), which is the general partner of each of Energy Capital Partners III, LP, Energy Capital Partners III-A, Energy Capital Partners III-B (Terawatt IP), LP and Energy Capital Partners III-C, LP (collectively, the "ECP Funds"), which are the sole members of Terawatt Holdings GP, LLC ("Terawatt GP"), which is the general partner of Terawatt Holdings, LP.

PLAN OF DISTRIBUTION

        We are registering 19,541,152 shares of our common stock for possible sale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the NYSE or any other applicable national securities exchange;

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  privately negotiated transactions;

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  short sales;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.

        The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by any selling stockholder that any arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus supplement. If the selling stockholders use this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

        The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities

Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our capital stock might not contain all of the information you want to know and is qualified in its entirety by reference to our third amended and restated certificate of incorporation, our seventh amended and restated bylaws and the provisions of applicable law. You should read the following description of our common stock in light of this information and the other information under "Risk Factors" in this prospectus supplement.

Authorized Capital Stock

        We have the authority to issue a total of 440,000,000 shares of capital stock, consisting of:

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  420,000,000 shares of common stock; and

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  20,000,000 shares of preferred stock.

Common Stock

        The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

        Dividend Rights.    Subject to the rights of holders of preferred stock of any series that may be issued from time to time, and as otherwise provided by the third amended and restated certificate of incorporation, holders of common stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or of our property as may be declared by the Board from time to time out of assets or funds of Dynegy legally available for dividends and other distributions, and shall share equally on a per share basis in all such dividends and other distributions.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding up of Dynegy, the holders of our common stock will be entitled to share in the net assets of Dynegy available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.

        Preemptive Rights.    Pursuant to our third amended and restated certificate of incorporation, the holders of our common stock have no preemptive rights.

        Conversion Rights.    Shares of our common stock are not convertible.

        Voting Rights.    Subject to the rights of the holders of any outstanding class of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

        Board of Directors.    Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of capital stock then outstanding shall constitute a quorum for such election. Directors shall be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of preferred stock have the right to elect, if any.

Warrants to Purchase Common Stock

        Pursuant to the Joint Chapter 11 Plan of Reorganization (the "Dynegy Plan"), Dynegy issued warrants to purchase shares of new common stock to holders of shares of its old common stock, which were cancelled pursuant to the Dynegy Plan. The warrants issued pursuant to the Dynegy Plan became exercisable at any time after the date of issuance, have an exercise price of $40.00 per share, and expire on October 2, 2017.

        Pursuant to the Chapter 11 Plan of Reorganization of Illinois Power Generating Company ("Genco"), an indirect wholly-owned subsidiary of Dynegy (the "Genco Plan"), Dynegy issued warrants to purchase shares of common stock to certain holders of notes issued by Genco, which were cancelled pursuant to the Genco Plan. The warrants issued pursuant to the Genco Plan became exercisable at any time after the date of issuance, have an exercise price of $35.00 per share, and expire on February 7, 2024.

        Each of the warrants provide for a cashless exercise by the warrant holder. The respective exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustment upon certain events including: stock subdivisions, combinations, splits, stock dividends, capital reorganizations, or capital reclassifications of common stock and in connection with certain distributions of cash, assets or securities. The warrants are not redeemable.

Preferred Stock

        Under the terms of our third amended and restated certificate of incorporation, the Board is authorized to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. If the Board decides to issue shares of preferred stock to persons supportive of current management, this could render it more difficult or discourage an attempt to obtain control of Dynegy by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares of preferred stock also could be used to dilute the stock ownership of persons seeking to obtain control of Dynegy. To the extent required by 11 U.S.C. § 1123(a)(6), Dynegy is prohibited from issuing shares of nonvoting equity securities (within the meaning of such statute).

Certain Anti-Takeover Effects

        Provisions of Delaware Law.    We are a Delaware corporation. In our third amended and restated certificate of incorporation, we elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL") regulating corporate takeovers. In general, Section 203 prohibits Delaware corporations, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the Board before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. However, Section 203 is not applicable to us.

        Advance Notice Procedures.    Our seventh amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the bylaws will not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

        Action by Written Consent; Special Meetings of Stockholders.    Our seventh amended and restated bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders or by written consent in lieu of a meeting. Our third amended and restated certificate of incorporation and the bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, the chief executive officer, the president, a majority of the Board, or the holders of at least 20% of all the outstanding shares entitled to vote on the matter for which the meeting is being held. The Board may postpone or reschedule any meeting previous scheduled by the chairman of the Board, the Board, chief executive officer, or president.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of the NYSE or any applicable exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

        Computershare Shareholder Services LLC is the transfer agent and registrar for our common stock.

Listing of Our Common Stock

        Currently, our common stock is listed on the NYSE under the trading symbol "DYN."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the SEC's Public Reference Room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. No information from such website is incorporated by reference herein.

        Our SEC filings are also available free of charge on our website at www.dynegy.com, as soon as reasonably practicable after those reports are filed with or furnished to the SEC. The contents of our website are not intended to be, and should not be considered to be, incorporated by reference into this prospectus supplement.

INCORPORATION BY REFERENCE

        This prospectus supplement includes through incorporation by reference certain of the reports and other information that we have filed with the SEC. This means that we are disclosing important information to you by referring you to those documents. We have filed the following documents with the SEC, each of which is incorporated by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2016;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

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  the information responsive to Part III of Form 10-K for the year ended December 31, 2016 provided in our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2017;

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  our Current Reports on Form 8-K filed on February 28, 2017, March 3, 2017, April 24, 2017, May 19, 2017, July 12, 2017 and July 13, 2017, Exhibit 99.1 of our Current Report on Form 8-K filed on June 15, 2016, Exhibits 99.1 and 99.2 of our Current Report on Form 8-K filed on June 28, 2017 and Exhibit 99.1 of our Current Report on Form 8-K filed on August 7, 2017; and

  •
  all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any other prospectus supplement.

        Any reports filed by us with the SEC on or after the date of this prospectus supplement and before the termination of this offering will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see "Where You Can Find More Information."

LEGAL MATTERS

        The validity of the common stock will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The combined financial statements of the GSENA Thermal Assets as of and for the year ended December 31, 2016, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8-K dated June 28, 2017, which is incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes emphasis-of-matter paragraphs related to certain expense allocations and to the sale of the GSENA Thermal Assets), which is incorporated by reference herein.

        The combined financial statements of the GSENA Thermal Assets as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014, and 2013, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8 K dated June 15, 2016, which is incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes emphasis of matter paragraphs related to certain expense allocations and to the planned sale of the GSENA Thermal Assets), which is incorporated by reference herein.

PROSPECTUS

Dynegy Inc.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Depositary Shares
Purchase Contracts

        We may offer from time to time common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares or purchase contracts. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. The preferred stock and debt securities may be convertible into or exchangeable for our common stock or other securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "DYN."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 6, 2014

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we and/or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading "Incorporation of Certain Information by Reference" before making an investment in our securities.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

        In this prospectus, the terms "DYN," "we," "us," "our" and "Dynegy" refer to Dynegy Inc. and its subsidiaries.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risk factors contained in Item 1A of our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption "Risk Factors" in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or any free writing prospectus before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute "forward looking statements," which involve risks and uncertainties. All statements included or incorporated by reference into this prospectus, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy at prescribed rates any document that we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available on the SEC's website at http://www.sec.gov.

        You may also obtain any of these filings incorporated by reference into this prospectus from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002, telephone number (713) 507-6400, or through the "Investor Relations" section of our website at www.dynegy.com.

INCOPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

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  our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014 and for the quarterly period ended June 30, 2014;

  •
  the information responsive to Part III of Form 10-K for the year ended December 31, 2013 provided in our Definitive Proxy Statement on Schedule 14A, filed on April 11, 2014;

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  "Annex A: Financial Statements Relating to AER" included in our registration statement on Form S-3ASR filed on October 2, 2013;

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  the "Unaudited Pro Forma Condensed Combined Financial Information" filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part;

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  our Current Reports on Form 8-K filed November 19, 2013, February 27, 2014, June 2, 2014, August 26, 2014, September 22, 2014 and October 6, 2014 (to the extent such reports are filed); and

  •
  all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

        Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and an accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see "Where You Can Find More Information."

DYNEGY INC.

        Our primary business is the production and sale of electric energy, capacity and ancillary services. We operate a portfolio of generation assets that is diversified in terms of dispatch profile, fuel type and geography. Our Coal and Illinois Power Holdings segments are fleets of baseload coal facilities, located in Illinois, that dispatch around the clock throughout the year. Our Gas segment operates both intermediate and peaking natural gas facilities, located in the Midwest, Northeast and California. In addition to generating power, our generating facilities also receive capacity revenues through structured markets or bilateral tolling agreements, as local utilities and independent system operators ("ISOs") seek to ensure sufficient generation capacity is available to meet future market demands.

        We sell electric energy, capacity and ancillary services on a wholesale basis from our power generation facilities. In connection with the acquisition of New Ameren Energy Resources, LLC and its subsidiaries on December 2, 2013, we began serving residential, municipal, commercial and industrial consumers through our Homefield Energy retail business in Illinois. Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units. Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time ranging from hourly to multi-year transactions.

        We do business with a wide range of customers, including: regional transmission organizations and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds, and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

        To find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including without limitation acquisitions, working capital, repayment of debt and capital expenditures. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale. Additional information on the use of the net proceeds may be provided in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges for the periods indicated:

								Year Ended December 31,
	Successor						Predecessor
	Six Months Ended June 30, 2014		Year Ended December 31, 2013		October 2 Through December 31, 2012		January 1 Through October 1, 2012	2011		2010		2009
Ratio of earnings to fixed charges(1), (2)	—	(3)	—	(3)	—	(3)	2.13	—	(3)	—	(3)	—	(3)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" are defined as pre-tax income from continuing operations before adjustment for earnings from equity investments plus fixed charges. "Fixed charges" consist of interest, whether capitalized or expensed, amortization of debt expense and the estimated interest component of rent expense.

(2)
For the periods presented, we had no preferred shares outstanding. Therefore, the ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

(3)
For six months ended June 30, 2014, the year ended December 31, 2013, the period from October 2 through December 31, 2012 and the years ended December 31, 2011, 2010 and 2009 earnings were insufficient to cover fixed charges by $175 million, $419 million, $113 million, $587 million, $406 million and $1,107 million, respectively.

DESCRIPTION OF SECURITIES

        We and/or the selling securityholders may sell, from time to time, in one or more offerings, the following securities:

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  common stock;

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  preferred stock;

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  debt securities;

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  guarantees of debt securities;

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  warrants;

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  units;

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  depositary shares; and

  •
  purchase contracts.

        We will set forth in the applicable prospectus supplement or other offering material a description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares and purchase contracts, which may be offered under this prospectus. Any preferred stock or debt securities may be convertible into or exchangeable for our common stock or other securities. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to such offer. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

PLAN OF DISTRIBUTION

        We and/or the selling securityholders may sell the securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP.

EXPERTS

        The consolidated financial statements of Dynegy Inc. appearing in Dynegy Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Dynegy Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The audited historical consolidated financial statements of Ameren Energy Resources Company, LLC included on pages A-43 through A-107 in "Annex A: Financial Statements Relating to AER" of Dynegy Inc.'s registration statement on Form S-3ASR dated October 2, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of the Midwest Generation Business of Duke Energy Corporation as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8-K dated October 6, 2014, which is incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to certain income and expense allocations), which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary as of and for the years ended December 31, 2013, 2012, and 2011 appearing as Exhibit 99.3 in Dynegy Inc.'s Current Report on Form 8-K dated October 6, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to the sale of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary) which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.